                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report, dated February 17, 1994, which includes explanatory paragraphs related to the Company's ability to continue as a going concern and certain remediation costs at environmental sites, accompanying the consolidated financial statements and financial statement schedules of Lone Star Industries, Inc. and Consolidated Subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, and to the inclusion in this registration statement of our report, dated August 10, 1994, accompanying the consolidated balance sheet of Lone Star Industries, Inc. and Consolidated Subsidiaries as of March 31, 1994.

     We also consent to the reference to our Firm under the captions "Experts" and "Financial Statements" in the Prospectus.


Coopers & Lybrand L.L.P.


Stamford, Connecticut

December 9, 1994